Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post–Effective Amendment No. 110 to the Registration Statement on Form N–1A of Fidelity Covington Trust: Fidelity Disruptive Automation ETF, Fidelity Disruptive Communications ETF, Fidelity Disruptive Finance ETF, Fidelity Disruptive Medicine ETF, and Fidelity Disruptive Technology ETF of our reports dated July 13, 2023, relating to the financial statements and financial highlights, which appear in Fidelity Disruptive Automation Fund, Fidelity Disruptive Communications Fund, Fidelity Disruptive Finance Fund, Fidelity Disruptive Medicine Fund, and Fidelity Disruptive Technology Fund’s Annual Reports to Shareholders on Form N-CSR for the period ended May 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 21, 2023